UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 25, 2011

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 25, 2011, at the European Respiratory Society Annual Congress in Amsterdam, Netherlands, GlaxoSmithKline (GSK) presented three posters on the Phase 2 and 2b studies of GSK573719 (‘719), a long-acting muscarinic antagonist (LAMA), in patients with chronic obstructive pulmonary disease (COPD).  ‘719 is the LAMA component in LAMA/LABA (‘719/Vilanterol), an investigational product being developed under the LABA collaboration between GSK and Theravance, Inc. for the treatment of COPD.

GSK also presented a poster on the Phase 2a study of GSK961081 (‘081), an investigational compound within the inhaled bifunctional muscarinic antagonist-beta2 agonist (MABA) program that was licensed to GSK from Theravance in 2005 under the companies’ Strategic Alliance Agreement.

The four posters are attached hereto as Exhibits 99.1 to 99.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description
Exhibit 99.1	Dose-related efficacy of GSK573719, a new long-acting muscarinic receptor antagonist (LAMA) offering sustained 24-hour bronchodilation in COPD

Exhibit 99.2	Phase II study of once-daily GSK573719 Inhalation Powder, a new long-acting muscarinic antagonist, in patients with chronic obstructive pulmonary disease (COPD)

Exhibit 99.3	Safety, pharmacokinetics (PK) and pharmacodynamics (PD) of single doses of GSK573719 Inhalation Powder, a new long-acting muscarinic antagonist (LAMA), in patients with COPD

Exhibit 99.4	The pharmacodynamics of GSK961081 in patients with COPD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 26, 2011	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Dose-related efficacy of GSK573719, a new long-acting muscarinic receptor antagonist (LAMA) offering sustained 24-hour bronchodilation in COPD

Exhibit 99.2	Phase II study of once-daily GSK573719 Inhalation Powder, a new long-acting muscarinic antagonist, in patients with chronic obstructive pulmonary disease (COPD)

Exhibit 99.3	Safety, pharmacokinetics (PK) and pharmacodynamics (PD) of single doses of GSK573719 Inhalation Powder, a new long-acting muscarinic antagonist (LAMA), in patients with COPD

Exhibit 99.4	The pharmacodynamics of GSK961081 in patients with COPD